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Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

              The unaudited pro forma statement of operations data set forth below gives effect to the Merger, the initial offering of the notes and the related financing transactions, and the application of the proceeds therefrom, as if they had occurred on the dates indicated. It should be noted that GCA and Multimedia Games had different fiscal year ends. Accordingly, the unaudited pro forma condensed combined statement of operations data for the fiscal year ended December 31, 2014 combines the historical GCA audited consolidated statement of operations data for its fiscal year ended December 31, 2014 with the historical Multimedia Games audited consolidated statement of operations data for its fiscal year ended September 30, 2014, giving effect to the Merger and related financing transactions (including the Refinancing Transaction) as if they had occurred on January 1, 2014. Because the unaudited pro forma condensed combined statement of operations data for the fiscal year ended December 31, 2014 provided herein includes Multimedia Games' results of operations for its first fiscal quarter of 2014 and does not include its results of operations for its first fiscal quarter (through the date of the Merger) of 2015, such data, as provided herein, differs from, and is more favorable than, unaudited condensed combined statement of operations data based on the results of operations of GCA and Multimedia Games for the twelve-month period ended December 31, 2014. For unaudited pro forma condensed combined statement of operations data for GCA and Multimedia Games for the twelve-month period ended December 31, 2014, see "Summary—Summary Consolidated Historical and Condensed Combined Financial Data for GCA and Summary Consolidated Historical Financial Data for Multimedia Games."

              The unaudited pro forma condensed combined financial information provided herein does not purport to represent the results of operations or financial position of GCA that would have actually resulted had the Merger and related financing transactions (including the Refinancing Transaction) been completed as of the dates indicated, nor should the information be taken as indicative of the future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that we may achieve with respect to the combined operations of GCA and Multimedia Games.

              The Merger was accounted for using the acquisition method of accounting with GCA identified as the acquirer. Under the acquisition method of accounting, GCA recorded all assets acquired and liabilities assumed at their respective acquisition-date fair values. The accompanying unaudited pro forma purchase price allocation is preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. We do not expect the fair value determinations to materially change; however, there may be differences compared to those amounts at December 31, 2014 as we finalize our fair value analysis.

              The unaudited pro forma condensed combined financial statements should be read together with the historical consolidated financial statements and accompanying notes incorporated by reference in this offering memorandum.

 GLOBAL CASH ACCESS HOLDINGS, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

	For the Year Ended December 31, 2014 Global Cash Access	For the Year Ended September 30, 2014 Multimedia Games	Pro Forma Adjustments	Note References	Pro Forma Combined
	(in thousands, except per share amounts)
Revenues	$593,053	$218,129	$(7,406)	2A	$803,776

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	440,071	46,933	(1,753)	2A, 2B	485,251
Operating expenses	95,452	58,720	(18,740)	2A, 2B	135,432
Research and development expenses	804	17,174	(804)	2A	17,174
Depreciation	8,745	36,237	(3,284)	2C	41,698
Amortization	14,199	7,151	60,685	2D	82,035

Total costs and expenses	559,271	166,215	36,104		761,590

Operating income	33,782	51,914	(43,510)		42,186

Other income (expense)
Interest expense, net of interest income	(10,756)	(518)	(84,055)	2E	(95,329)
Loss on extinguishment of debt	(2,725)	—	(13,964)	2F	(16,689)
Other income, net of other expense	—	166	—		166

Total other income (expense)	(13,481)	(352)	(98,019)		(111,852)

Income/(loss) from operations before tax	20,301	51,562	(141,529)		(69,666)
Income tax provision/(benefit)	8,161	19,633	(49,535)	2G	(21,741)

Net income/(loss)	12,140	31,929	(91,994)		(47,925)
Foreign currency translation	(1,258)	—	—		(1,258)

Comprehensive income/(loss)	$10,882	$31,929	$(91,994)		$(49,183)

Earnings/(loss) per share
Basic	$0.18	$1.07	N/M (1)		$(0.73)

Diluted	$0.18	$1.02	N/M (1)		$(0.72)

Weighted average common shares outstanding
Basic	65,780	29,861	(29,861)		65,780

Diluted	66,863	31,269	(31,269)		66,863

(1)
Not meaningful.

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

(in thousands, except per share data and as otherwise noted)

Note 1. Merger Consideration and Allocation Assumed in the Pro Forma.

              GCA used proceeds from the initial offering of the notes and the old secured notes (see Note 2 below), together with borrowings under the Credit Facilities and cash on hand at closing of the Merger, to fund the cash obligations of the Merger Agreement, to repay the existing indebtedness of GCA and Multimedia Games, to pay related fees and expenses, and to provide cash for the combined company's ongoing working capital and general corporate needs.

              GCA has substantially completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Multimedia Games assets to be acquired and liabilities to be assumed and the related allocations to such items, including goodwill, of the Merger consideration. Accordingly, management believes that assets and liabilities are presented in the pro forma financial information at their estimate of fair value. The estimated goodwill included in the pro forma adjustments is calculated as the difference between the Merger consideration expected to be transferred and the estimated fair values of the assets acquired and liabilities assumed. The following summarizes the estimated goodwill calculation as of December 31, 2014:

Estimated Merger consideration	$1,056,155
Less: Total assets acquired	(589,840)
Plus: Total liabilities assumed	203,227

Estimated goodwill	$669,542

              The estimated fair values of Multimedia Game's assets acquired and liabilities assumed and resulting goodwill are subject to adjustment as we finalize our fair value analysis. The significant items for which a final fair value has not been determined include accrued liabilities, the valuation and estimated useful lives of tangible and intangible assets and deferred income taxes. We expect to complete our fair value determinations no later than the fourth quarter of 2015. We do not expect our fair value determinations to materially change; however, there may be differences compared to those amounts at December 31, 2014 as we finalize our fair value analysis.

Note 2. Reclassifications and Pro Forma Adjustments.

Unaudited Pro Forma Condensed Combined Statements of Operations

    Item A—Multimedia Games 13 days of operating included in the operating results of GCA for the year ended December 31, 2014

Revenues	$(7,406)
Cost of revenues (exclusive of depreciation and amortization)	$(1,459)
Operating expenses	$(1,426)
Research and development expenses	$(804)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS (Continued)

(in thousands, except per share data and as otherwise noted)

    Item B—Acquisition and other merger related costs

Year Ended December 31, 2014
Operating expenses
GCA previously accrued acquisition costs	$(9,428)
Multimedia Games previously accrued acquisition costs	(6,613)
Multimedia Games acquisition costs incurred post-combination 13 days	(1,273)

Total acquisition costs in operating expenses	(17,314)
Cost of revenues (exclusive of depreciation and amortization)
Merger related costs	(294)

Total acquisition and other merger related costs	$(17,608)

    Item C—Depreciation

Year Ended December 31, 2014
Depreciation on acquired fixed assets	$34,074
Depreciation previously recorded for Multimedia Games	(36,237)
Post acquisition depreciation recorded for Multimedia Games	(1,121)

Total depreciation	$(3,284)

    Item D—Amortization

Year Ended December 31, 2014
Amortization on acquired other intangible assets	$70,289
Amortization previously recorded for Multimedia Games	(7,151)
Post acquisition amortization recorded for Multimedia Games	(2,453)

Total amortization	$60,685

    Item E—Interest expense, net of interest income

Credit facilities and notes interest expense	$(90,475)
Amortization of credit facilities and notes debt issuance costs and original issue discounts	(7,010)
Reduction of amortization fees related to the extinguishment of prior credit Facilities issuance costs	2,156
Prior credit facilities interest expense that would not have been incurred	11,686
Prior credit facilities interest income that would not have been earned	(412)

Total interest expense, net of interest income	$(84,055)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS (Continued)

(in thousands, except per share data and as otherwise noted)

    Item F—Loss on extinguishment of debt

GCA's loss on extinguishment of debt - pre-acquisition	$(4,116)
GCA's loss on extinguishment of debt - secured notes refinance	(12,250)
Multimedia Games' loss on extinguishment of debt	(323)
Previously recorded loss on extinguishment of debt	2,725

Total loss on extinguishment of debt	$(13,964)

    Item G—Income tax benefit

Revenues	$(7,406)
Cost of revenues (exclusive of depreciation and amortization)	1,753
Operating expenses	18,740
Research and development expenses	804
Depreciation	3,284
Amortization	(60,685)
Interest expense, net of interest income	(84,055)
Loss on extinguishment of debt	(13,964)

Total loss from operations before tax	(141,529)
Statutory tax rate	35.0%

Total income tax benefit	$(49,535)

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  Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
GLOBAL CASH ACCESS HOLDINGS, INC. Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2014
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (in thousands, except per share data and as otherwise noted)